Exhibit 10.5
GLOBAL CUSTODY AGREEMENT
(Unregistered Investment Companies)

AGREEMENT, dated as of March 29, 2022 between AGTB PRIVATE BDC ("Customer") and The Bank of New York Mellon ("Custodian").
ARTICLE I
DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1.     "Authorized Person" shall be any person, whether or not an officer or employee of Customer, duly authorized by Customer to give Oral and/or Written Instructions with respect to one or more Accounts, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

2.    "BNYM Affiliate" shall mean any office, branch or subsidiary of The Bank of New York Mellon Corporation.

3.    "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

4.    "Business Day" shall mean any day on which Custodian, Book-Entry System and relevant Depositories are open for business.

5.    "Depository" shall include the Book-Entry System, the Depository Trust Company, Euroclear, Clearstream Banking S.A. and any other securities depository, book-entry system or clearing agency (and their respective successors and nominees) authorized to act as a securities depository, book-entry system or clearing agency pursuant to applicable law and identified to Customer from time to time.

6.    "Economic Sanctions Compliance Program" shall mean those programs, policies, procedures and measures designed to ensure compliance with, and prevent violations of, Sanctions.

7.    "Hedge Fund Investments" shall mean investments by Customer in hedge funds, mutual funds and other investment or collective investment vehicles.

8.    "Oral Instructions" shall mean instructions received verbally by Custodian.

9.    "Sanctions" means all economic sanctions, laws, rules, regulations, executive orders and requirements administered by any governmental authority of the United States (including the United States Office of Foreign Assets Control), the European Union (including any national jurisdiction or member state thereof) and any other applicable authority with jurisdiction over a Customer.

10.    "Securities" shall include, without limitation, any common stock and other equity securities, including Hedge Fund Investments, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository, with a Subcustodian or on the books of the issuer).

11.    "Subcustodian" shall mean a bank or other financial institution (other than a Depository) which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to Customer from time to time.

12.    "Written Instructions" shall mean written communications actually received by Custodian by S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Custodian as available for use in connection with the services hereunder.

ARTICLE II
APPOINTMENT OF CUSTODIAN; ACCOUNTS;
REPRESENTATIONS AND WARRANTIES

1.    Customer hereby appoints Custodian as custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts (which accounts will be segregated from the accounts of other customers of Custodian) in which Custodian will hold Securities and cash as provided herein. Such accounts (each, an "Account"; collectively, the "Accounts") shall be in the name of Customer.

2.    Customer hereby represents and warrants, which representations and warranties shall be deemed to be reaffirmed upon each Oral or Written Instruction given by Customer, that:

(a)    Customer is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)    This Agreement has been duly authorized, executed and delivered by Customer, constitutes a valid and legally binding obligation of Customer, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on Customer prohibits Customer's execution or performance of this Agreement; and

(c)    (i) Either Customer owns the Securities in the Accounts free and clear of all liens, claims, security interests and encumbrances (except those granted herein) or, if the Securities in an Account are owned beneficially by others, Customer has the right to pledge such Securities to the extent necessary to secure Customer's obligations hereunder, free of any right of redemption or prior claim by the beneficial owner. Custodian's security interest pursuant to Article V hereof shall be a first lien and security interest subject to no setoffs (other than any rights of setoff hereunder), counterclaims or other liens prior to or on a parity with it in favor of any other party (other than specific liens granted preferred status by statute), and Customer shall take any and all additional steps at Custodian's request which are required to obtain or maintain such priority and status, including notifying third parties or obtaining their consent to, Custodian's security interest.

(ii) Customer shall take no action to transfer any interest in a Hedge Fund Investment from the nominee name in which such investment is registered without the express written consent of Custodian, or take any other action that would cause Custodian's first lien and security interest hereunder to be materially and adversely affected.

(d)    Customer has established and presently maintains an anti-money laundering program (the "Program") reasonably designed to prevent Customer from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, and is in compliance with the Program and all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it;

(e)    Customer has verified the identity of each of its investors and documented the origin of the assets funding each investor's account with Customer, and to the best of Customer's knowledge, no investor has invested in Customer for money laundering or other illicit purposes; and

(f)    Customer shall promptly notify Custodian in writing if Customer obtains knowledge that any of the foregoing representations and warranties are no longer true in any material respect.

(g)    Customer will not use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to Customer, and it will not include in any printed manner nor make any other statement or representation regarding Custodian's services under this Agreement except as specifically provided herein

3.    Custodian hereby represents and warrants, which representations and warranties shall be deemed to be reaffirmed upon each Oral or Written Instruction given by Customer to Custodian, that:

(a)    Custodian is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; and
(b)    This Agreement has been duly authorized, executed and delivered by Custodian, constitutes a valid and legally binding obligation of Custodian, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on Custodian prohibits Custodian's execution or performance of this Agreement.

ARTICLE III
CUSTODY AND RELATED SERVICES

1.    (a)    Subject to the terms hereof, Customer hereby authorizes Custodian to hold any Securities received by it from time to time for Customer's account. Custodian shall be entitled to utilize Depositories and

Subcustodians to the extent possible in connection with its performance hereunder. An initial list of Subcustodians has been provided to Customer. Custodian will notify Customer of changes in such list. Securities and cash deposited by Custodian in a Depository will be held subject to the rules, terms and conditions of such Depository. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian's agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in central securities depositories or clearing agencies in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with Subcustodians will be held in a commingled account in the name of Custodian as custodian or trustee for its customers. Custodian shall identify on its books and records the Securities and cash belonging to Customer, whether held directly or indirectly through Depositories or Subcustodians. Custodian shall use commercially reasonable methods (taking into consideration the methods employed by professional custodians in comparable circumstances) so that, in the event ofan attachment, bankruptcy, moratorium or any situation similar event affecting the Custodian, any Subcustodian or Depository, Customer would be entitled to recover, free and clear of all liens, encumbrances and claims, the Customer's Securities and cash held by Custodian, any Subcustodian or Depository and, wherever applicable, the physical possession of the Securities held by Custodian, any Subcustodian or Depository. Custodian will require each Subcustodian to separately identify the Securities and cash in its safe-keeping as being held on Custodian's own account from those held on behalf of Custodian's clients, to the extent permitted by the laws and regulations of the local jurisdiction and the procedures of the relevant Subcustodian. In addition, Custodian will keep its books and registers up to date and will make a distinction in its books and registers between the Securities and cash held on its own account from the Securities and cash held on behalf of its clients, and the Securities and cash held for Customer's account from Securities and cash held on behalf of its other clients.

(b)    Unless applicable law otherwise requires, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities or for funds advanced on behalf of Customer by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

2.    Custodian shall make available to Customer an advice of daily transactions and a monthly summary of all transfers to or from the Accounts by the 1st business day of each calendar month. Customer may elect to receive advices, confirmations, reports or statements electronically through the Internet to an email address specified by it for such purpose. By electing to use the Internet for this purpose, Customer acknowledges that such transmissions are not encrypted and therefore are insecure. Customer further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Custodian shall not be responsible for any loss, damage or expense suffered or incurred by Customer or any person claiming by or through Customer as a result of the use of such methods.

3.    With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

(a)    Receive all income and other payments and advise Customer as promptly as practicable of any such amounts due but not paid;

(b)    Present for payment and receive the amount paid upon all Securities which may mature and advise Customer as promptly as practicable of any such amounts due but not paid;

(c)    Forward to Customer all information or documents that it may receive from an issuer of Securities which, in the opinion of Custodian, are intended for the beneficial owner of Securities;

(d)    Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(e)    Hold directly or through a Depository or Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

(f)    Endorse for collection checks, drafts or other negotiable instruments.

4.    (a)    Custodian shall use reasonable endeavours to deliver or cause to be delivered to Customer, copies of all notices, proxies and proxy-soliciting materials received by Custodian or its nominee in relation to any of the Securities held by Custodian or its nominee for the account of Customer as soon as reasonably practicable after such information becoming available to it. Promptly following receipt thereof, Custodian shall notify Customer of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that Custodian has received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Depository or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify Customer.

(b)    Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer optional rights on Customer or provide for discretionary action or alternative courses of action by Customer, Customer shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive Customer's Written Instructions at Custodian's offices, addressed as Custodian may from time to time request, not later than noon at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may notify Customer). Absent Custodian's timely receipt of such Written Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities. Custodian shall not and shall procure that no nominee or agent of the Custodian shall vote or consent to any other action in respect of any of the Securities held by Custodian or its nominees for the account of Customer except in accordance with the Customer's Written Instructions.

5.    Custodian will make available to Customer proxy voting services upon the request of, and for the jurisdictions selected by, Customer in accordance with terms and conditions to be mutually agreed upon by Custodian and Customer.

6.    Custodian shall promptly advise Customer upon its notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Custodian, any Subcustodian or Depository holds any such Securities in which Customer has an interest as part of a fungible mass, Custodian, such Subcustodian or Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection in respect of its other customers.

7.    Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

8.    Customer shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto ("Taxes"), with respect to any cash or Securities held on behalf of Customer or any transaction related thereto. Customer shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of Customer (including any payment of Tax required by reason of an earlier failure to withhold). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of Customer, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify Customer of the additional amount of cash (in the appropriate currency) required, and Customer shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Custodian reasonably believes that Customer is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of Customer under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from Customer all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, then Custodian shall cooperate and assist Customer with filing such application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by Customer to Custodian hereunder. Customer hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of Customer, its successors and assigns, notwithstanding the termination of this Agreement.

9.    (a)    For the purpose of settling Securities and foreign exchange transactions, Customer shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, "sufficient immediately available funds" shall mean either (i) sufficient cash denominated in the currency of Customer's home jurisdiction to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency to settle the transaction. Custodian shall provide Customer with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from its Subcustodians and Depositories. Such funds shall be in the currency of Customer's home jurisdiction or such other currency as Customer may specify to Custodian.

(b)    Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNYM Affiliate acting as principal or otherwise through customary banking channels. Customer may issue standing Written Instructions with respect to foreign exchange transactions but Custodian may establish, with notice to Customer, rules or limitations concerning any foreign exchange facility made available to Customer. Customer shall bear all risks of investing in Securities or holding cash denominated in a foreign currency. Without limiting the foregoing, Customer shall bear the risks that rules or procedures imposed by Depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of Customer of Securities or cash held outside Customer's jurisdiction or denominated in a currency other than its home jurisdiction or the conversion of cash from one currency into another currency. Custodian shall not be obligated to substitute another currency for a currency whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither Custodian nor any Subcustodian shall be liable to Customer for any loss resulting from any of the foregoing events, except for any losses arising directly out of the negligence or willful misconduct of Custodian.

10.    To the extent that Custodian has agreed to provide pricing or other information services in connection with this Agreement, Custodian is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Custodian to be reliable to provide such information. Customer understands that certain pricing information with respect to complex financial instruments ( , derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Custodian regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith. Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions made by any vendor selected by Custodian in the exercise of its commercially reasonable discretion with respect to any pricing or other information utilized by Custodian hereunder, except any loss, damage or expense arising out of the gross negligence or wilful misconduct of Custodian or the failure of Custodian to exercise reasonable care in the selection of said vendor.

11.    As an accommodation to Customer, Custodian may provide consolidated recordkeeping services pursuant to which Custodian reflects on Account statements Securities not held in Custodian's vault or for which Custodian or its nominee is not the registered owner ("Non-Custody Securities"). Non-Custody Securities shall be designated on Custodian's books as "shares not held" or by other similar characterization. Customer acknowledges and agrees that it shall have no security entitlement against Custodian with respect to Non-Custody Securities, that Custodian shall rely, without independent verification, on information provided by Customer regarding Non-Custody Securities (including but not limited to positions and market valuations) and that Custodian shall have no responsibility whatsoever with respect to Non-Custody Securities or the accuracy of any information maintained on Custodian's books or set forth on account statements concerning Non-Custody Securities.

12.    From time to time Custodian may make available to Customer or its agent(s) certain computer programs, products, services, reports or information (including, without limitation, information obtained by Custodian from third parties and information reflecting Custodian's input, evaluation and interpretation (collectively, "Tools"). Tools may allow Customer or its agent(s) to perform certain analytic, accounting, compliance, reconciliation and other functions with respect to the Account. By way of example, Tools may assist Customer or its agent(s) in analyzing the performance of investment managers appointed by Customer, determining on a post trade basis whether transactions for the Account comply with Customer's investment guidelines, evaluating assets at risk, and performing account reconciliations. Tools may be used only for Customer's internal purposes, and may not be resold, redistributed or otherwise made available to third parties. Tools are the sole and exclusive property of Custodian and its suppliers. Customer may not reverse engineer or decompile any computer programs provided by the Custodian comprising, or provided as a part of, any Tools. Information supplied by third parties may be incorrect or incomplete, and any information, reports, analytics or other services supplied by Custodian that rely on information from third parties may also be incorrect or incomplete. All Tools are provided "AS IS", whether or not they are modified to meet specific needs of Customer and regardless of whether Custodian is compensated by Customer for providing such Tools. CUSTODIAN DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TOOLS, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, CUSTODIAN AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR ANY LOSS, COST, EXPENSE, DAMAGE, LIABILITY OR CLAIM SUFFERED OR INCURRED BY CUSTOMER, ITS AGENT(S) OR ANY OTHER PERSON AS A RESULT OF USE OF, INABILITY TO USE, OR RELIANCE UPON ANY TOOLS, EXCEPT FOR ANY LOSS, COST,
EXPENSE, DAMAGE, LIABILITY OR CLAIM ARISING OUT OF NEGLIGENCE OR WILLFUL MISCONDUCT OF CUSTODIAN.

13.    With respect to Securities issued in the United States, the Shareholders Communications Act of 1985 (the "Act") requires Custodian to disclose to the issuers, upon their request, the name, address and securities position of its customers who are (a) the "beneficial owners" (as defined in the Act) of the issuer's Securities, if the beneficial owner does not object to such disclosure, or
(b) acting as a "respondent bank" (as defined in the Act) with respect to the Securities. (Under the Act, "respondent banks" do not have the option of objecting to such disclosure upon the issuers' request.) The Act defines a "beneficial owner" as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a "respondent bank" as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as Custodian. Under the Act, Customer is either the "beneficial owner" or a "respondent bank."

[X]    Customer is the "beneficial owner," as defined in the Act, of the Securities to be held by Custodian hereunder.
[ ]    Customer is not the beneficial owner of the Securities to be held by Custodian, but is acting as a "respondent bank,” as defined in the Act, with respect to the Securities to be held by Custodian hereunder.
IF NO BOX IS CHECKED, CUSTODIAN SHALL ASSUME THAT CUSTOMER IS THE BENEFICIAL OWNER OF THE SECURITIES.

For beneficial owners of the Securities only:

[X] Customer objects
[ ] Customer does not object

to the disclosure of its name, address and securities position to any issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and Customer.
IF NO BOX IS CHECKED, CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM CUSTOMER.

With respect to Securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the Securities are located.

ARTICLE IV
PURCHASE, SALE AND REDEMPTION OF SECURITIES;
CREDITS TO ACCOUNT

1.    (a) Promptly after each purchase or sale of Securities by Customer, an Authorized Person shall deliver to Custodian Written Instructions specifying all information necessary for Custodian to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

(b)    With respect to purchases and redemptions of Hedge Fund Investments, upon the Written Instructions of an Authorized Person Custodian (or its nominee) will as agent for Customer subscribe for and redeem shares, units or other interests and complete, execute and submit all relevant subscription and redemption documentation required by the relevant issuer; provided that any Written Instructions given to Custodian hereunder shall be in accordance with Custodian's procedures notified to Customer from time to time; and provided further, that Customer's delivery to Custodian of any such Written Instructions to purchase Hedge Fund Investments shall constitute Customer's representation and warranty that Customer has reviewed and understands the terms of the relevant offering memorandum or subscription agreement (or similar document) and other document(s) related thereto and agreement to be bound by the terms and conditions thereof (including all representations and warranties to which Customer will be bound as beneficial owner of such Hedge Fund Investment).

2.    Customer understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Customer assumes full responsibility for all credit risks involved in connection with Custodian's delivery of Securities pursuant to instructions of Customer.

3.    Custodian may, as a matter of bookkeeping convenience or by separate agreement with Customer, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian's actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be "final" until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.
ARTICLE V
OVERDRAFTS OR INDEBTEDNESS

1.    If Custodian in its sole discretion advances funds in any currency hereunder or there shall arise for whatever reason an overdraft in an Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if for any other reason Custodian Customer is indebted to Custodian, Customer agrees to repay Custodian on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate ordinarily charged by Custodian to its institutional custody customers in the relevant currency.

2.    If any advance of funds is made by Custodian to purchase, or to make payment on or against delivery of Securities hereunder, Custodian shall have a continuing security interest in and right of setoff against such Securities and the proceeds thereof, until such time as Custodian is repaid the amount of such advance. If at any time before such repayment the market value of such Securities is less than the amount of the advance made to finance their purchase, Custodian shall have a continuing security interest in and right of setoff against such additional Securities in the Account as is necessary for the repayment of such advance by Custodian to be fully secured. In this regard, Custodian shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations as then in effect.
ARTICLE VI
CONCERNING CUSTODIAN

1.    (a)    Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees (collectively, "Losses"), incurred by or asserted against Customer, except those Losses arising out of the negligence or willful misconduct of Custodian. Custodian shall have no liability whatsoever for the action or inaction of any Depository or issuer of Securities. During the term of this Agreement, the Custodian will remain responsible to Customer for the performance of its duties in accordance with its standard of care hereunder. Custodian will be solely responsible for, and shall remunerate and reimburse, all fees, costs and other expenses of any such Subcustodian, agent or such other person. Custodian hereby undertakes to take all reasonable care in selecting, retaining and monitoring any Subcustodian, agent or any other person engaged by Custodian in connection with the performance of its obligations hereunder. With respect to any Losses incurred by Customer as a result of the acts or the failure to act by any Subcustodian (other than a BNYM Affiliate), Custodian shall take appropriate action to recover such Losses from such Subcustodian; and Custodian's sole responsibility and liability to Customer shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Custodian). Provided however, that, at Customer's election and to the extent practicable under the circumstances and allowable under the Subcustodian agreement and/ or the law pursuant to which a Subcustodian agreement is construed, Customer shall be subrogated to the rights of the Custodian with respect to any claims against a Subcustodian as a consequence of any such Loss if and to the extent that Customer has not been made whole for any such Loss by such Subcustodian. In no event shall Custodian or Customer be liable to the other party hereto or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.

(b)    Custodian may enter into subcontracts, agreements and understandings with any BNYM Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

(c)    Customer agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian's performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by Customer; provided however, that Customer shall not indemnify Custodian for those Losses arising out of Custodian's negligence or willful misconduct. This indemnity shall be a continuing obligation of Customer, its successors and assigns, notwithstanding the termination of this Agreement.

2.    Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for, any losses incurred by Customer or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market (other than those received from a BNYM Affiliate).

3.    Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

4.    Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.

5.    Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

6.    Customer shall pay to Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at Custodian's standard rates for such services specified by prior notice from Custodian to Customer. The initial fee schedule is attached hereto as Appendix II, as it may be amended from time to time upon prior notice to Customer. Customer shall reimburse Custodian for all reasonable costs associated with the conversion of Customer's Securities hereunder and the transfer of Securities and records kept in connection with this Agreement.

7.    Custodian has the right to debit any cash account for any amount payable by Customer and not disputed by Customer in good faith in connection with any and all obligations of Customer to Custodian arising out of this Agreement. In addition to the rights of Custodian under applicable law and other agreements, at any time when Customer shall not have honored any of its obligations to Custodian, Custodian shall have the right without notice to Customer to retain or set-off, against such obligations of Customer, any Securities or cash Custodian or a BNYM Affiliate may directly or indirectly hold for the account of Customer, and any obligations (whether matured or unmatured) that Custodian or a BNYM Affiliate may have to Customer in any currency, provided, however Custodian shall endeavour to provide notice to Customer prior to exercising any rights hereunder. Any such asset of, or obligation to, Customer may be transferred to Custodian and any BNYM Affiliate in order to effect the above rights.

8.    (a)    Subject to the terms below, Custodian shall be entitled to rely upon any Written or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be duly authorized and delivered. Customer agrees that an Authorized Person shall forward to Custodian Written Instructions confinning Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. Customer agrees that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian.

(b)    If Custodian receives Written Instructions which appear on their face to have been transmitted by an Authorized Person via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Customer understands and agrees that Custodian cannot determine the identity of the actual sender of such Written Instructions and that Custodian shall conclusively presume that such Written Instructions have been sent by an Authorized Person. Customer shall be responsible for ensuring that only Authorized Persons transmit such Written Instructions to Custodian and that all Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with reasonable care.

(c)    Customer acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Custodian and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by Customer. Customer agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(d)    If Customer elects to transmit Written Instructions through an on-line communication system offered by Custodian, Customer's use thereof shall be subject to the Electronic Access Terms and Conditions provided by Custodian to Customer or Customer's agent. If Customer elects (with Custodian's prior consent) to transmit Written Instructions through an on-line communications service owned or operated by a third party, Customer agrees that Custodian shall not be responsible or liable for the reliability or availability of any such service.

9.    Upon reasonable request and provided Custodian shall suffer no significant disruption of its normal activities, Customer shall have access to Custodian's books and records relating to the Accounts during Custodian's normal business hours. Upon reasonable request, copies of any such books and records shall be provided to Customer at Customer's expense.

10.    Custodian shall not either before or for one year after the termination of this Agreement disclose to any person not authorized by Customer in writing to receive the same any confidential information relating to Customer or its business. Custodian shall not disclose Customer's confidential information to personnel responsible for any proprietary trading activity of Custodian or its affiliates. Notwithstanding the immediately preceding sentence, it is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule of any governmental authority having jurisdiction over Custodian, as now or hereafter may be in effect.

11.    Neither Customer nor Custodian shall be responsible or liable for any failure or delay in the performance of their respective obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that Custodian shall use its best efforts to resume performance as soon as practicable under the circumstances.

12.    Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement.
ARTICLE VII
TERMINATION

Either party may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of such notice. Upon termination hereof, Customer shall pay to Custodian such compensation as may be due to Custodian, and shall likewise reimburse Custodian for other amounts payable or reimbursable to Custodian hereunder. Custodian shall follow such reasonable Oral or Written Instructions concerning the transfer of custody of records, Securities and other items as Customer shall give; provided, that (a) Custodian shall have no liability for shipping and insurance costs associated therewith, and (b) full payment shall have been made to Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder. If any Securities or cash remain in any Account, Custodian may deliver to Customer such Securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.
ARTICLE VIII
MISCELLANEOUS

1.    Customer agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Oral Instructions and Written Instructions of such present Authorized Persons.

2.    Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at 240 Greenwich Street, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.

3.    Any notice or other instrument in writing, authorized or required by this Agreement to be given to Customer shall be sufficiently given if addressed to Customer and received by it at its offices at Angelo Gordon & Co., LP 42nd Floor (ATTN: AGTB PRIVATE BDC), 245 Park Ave., New York, NY 10167, or at such other place as Customer may from time to time designate in writing.

4.    Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

5.    In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

6.    (a)    This Agreement shall be construed in accordance with the substantive laws of the State ofNew York, without regard to conflicts of laws principles thereof. Customer and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Customer hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Customer and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

(b)    The parties hereto agree that the establishment and maintenance of the Account, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the State of New York.

7.    The parties hereto agree that in performing hereunder, Custodian is acting solely on behalf of Customer and no contractual or service relationship shall be deemed to be established hereby between Custodian and any other person.

8.    Customer hereby acknowledges that Custodian is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify Customer. Accordingly, prior to opening an Account hereunder Custodian will ask Customer to provide certain information including, but not limited to, Customer's name, physical address, tax identification number and other information that will help Custodian to identify and verify Customer's identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Customer agrees that Custodian cannot open an Account hereunder unless and until the Custodian verifies the Customer's identity in accordance with its CIP.

9.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

10.    Custodian's parent company, The Bank of New York Mellon Corporation, is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the "BNY Mellon Group"). The BNY Mellon Group may centralize functions, including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the "Centralized Functions") in one or more affiliates, subsidiaries and third-party service providers. Notwithstanding anything contained elsewhere in this Agreement, solely in connection with the Centralized Functions, (i) Customer consents to the disclosure of, and authorizes BNY Mellon to disclose, information regarding Customer and its accounts ("Customer-Related Data") to the BNY Mellon Group and to its third party service providers who are subject to confidentiality obligations with respect to such information and (ii) BNY Mellon may store the names and business addresses of Customer's employees on the systems or in the records of the BNY Mellon Group or its service providers. In addition, the BNY Mellon Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Mellon Group, and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with Customer is authorized to consent to the foregoing and confirms that the disclosure to and storage by the BNY Mellon Group of such information does not violate any relevant data protection legislation. In addition, Custodian may disclose Customer-Related Data as required by law or at the request of any governmental or regulatory authority.

11.    (a)    Throughout the term of this Agreement, the Customer: (i) shall maintain, and comply with, an Economic Sanctions Compliance Program which includes measures to accomplish effective and timely scanning of all relevant data with respect to its clients and with respect to incoming or outgoing assets or transactions; (ii) shall ensure that, to its knowledge after due inquiry, neither the Fund nor any of its affiliates, directors, officers, employees or clients (to the extent such clients are covered by this Agreement) is an individual or entity that is, or is owned or controlled by an individual or entity that is: (A) the target of Sanctions, or
(B) located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions; and (iii) shall not, directly or indirectly, knowingly use the Accounts in any manner that would result in a violation of Sanctions.

(b)    Customer will promptly provide to Custodian such information in its possession as Custodian determines in its reasonable discretion to be necessary or advisable in order to comply with applicable law or regulation in connection with the matters referenced in this Section 11, including information regarding the Accounts, the assets held or to be held in such Accounts, and the source thereof. Custodian may decline to act or provide services in respect of any Account, and take such other actions as it, in its reasonable discretion, deems necessary or advisable, in connection with the matters referenced in this Section 11. If Custodian declines to act or provide services as provided in the preceding sentence, except as otherwise prohibited by applicable law or official request, Custodian will inform Customer as soon as reasonably practicable.

12.    (a)    In the event that Custodian becomes subject to a proceeding under a U.S. special resolution regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from Custodian will be effective to the same extent as the transfer would be effective under the U.S. special resolution regime if the Agreement (and any interest and obligation in or under, and any property securing, the Agreement were governed by the laws of the United States or a state of the United States; and
(b)    In the event that Custodian or any BNYM Affiliate becomes subject to a proceeding under a U.S. special resolution regime, default rights with respect to this Agreement that may be exercised against Custodian are permitted to be exercised to no greater extent than the default rights could be exercised under the U.S. special resolution regime if the Agreement were governed by the laws of the United States or a state of the United States.

-Signature Page to Follow-

IN WITNESS WHEREOF, Customer and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

AGTB PRIVATE BDC

By: /s/ Brian Sigman
Name: Brian Sigman
Title: Chief Financial Officer
Tax Identification No: 88-6102186

THE BANK OF NEW YORK MELLON

By: /s/ Jonathan Diaz _
Name: Jonathan Diaz
Title: Authorized Signatory